SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      Date of Report:  December 21, 1997
                       (Date of earliest event reported)


                        Registrant; State of
Commission         Incorporation; Address and           I.R.S. Employer
File Number             Telephone Number               Identification No.


  1-3525          AMERICAN ELECTRIC POWER COMPANY, INC.    13-4922640
                  (A New York Corporation)
                  1 Riverside Plaza
                  Columbus, Ohio 43215
                  Telephone (614)223-1000


  0-18135         AEP GENERATING COMPANY                   31-1033833
                  (An Ohio Corporation)
                  1 Riverside Plaza
                  Columbus, Ohio 43215
                  Telephone (614)223-1000


  1-3457          APPALACHIAN POWER COMPANY                54-0124790
                  (A Virginia Corporation)
                  40 Franklin Road, S.W.
                  Roanoke, Virginia 24011
                  Telephone (540)985-2300


  1-2680          COLUMBUS SOUTHERN POWER COMPANY          31-4154203
                  (An Ohio Corporation)
                  215 North Front Street
                  Columbus, Ohio 43215
                  Telephone (614)464-7700


  1-3570          INDIANA MICHIGAN POWER COMPANY           35-0410455
                  (An Indiana Corporation)
                  One Summit Square
                  P.O. Box 60
                  Fort Wayne, Indiana 46801
                  Telephone (219)425-2111


  1-6858          KENTUCKY POWER COMPANY                   61-0247775
                  (A Kentucky Corporation)
                  1701 Central Avenue
                  Ashland, Kentucky 41101
                  Telephone (800)572-1141


  1-6543          OHIO POWER COMPANY                       31-4271000
                  (An Ohio Corporation)
                  301 Cleveland Avenue, S.W.
                  Canton, Ohio 44702
                  Telephone (330)456-8173



This combined Form 8-K is separately filed by American Electric Power Company, Inc., a New York corporation ("AEP"), AEP Generating Company ("AEP Generating"), Appalachian Power Company ("Appalachian"), Columbus Southern Power Company ("Columbus"), Indiana Michigan Power Company ("Indiana"), Kentucky Power Company ("Kentucky"), and Ohio Power Company ("Ohio"). Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant, except that information relating to any of AEP Generating, Appalachian, Columbus, Indiana, Kentucky or Ohio is also attributed to AEP.

Item 5.  Other Events.

      On December 21, 1997, AEP, Central and South West Corporation, a Delaware corporation ("CSW"), and Augusta Acquisition
Corporation, a Delaware corporation and a wholly owned subsidiary of AEP ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of December 21, 1997 (the "Merger Agreement"), pursuant to which CSW would merge with and into Merger Sub (the "Merger") with CSW being the surviving corporation. As a result of the Merger, each outstanding share of common stock, par value $3.50 per share, of CSW (other than shares owned by AEP or Merger Sub held by AEP or CSW) shall be converted into the right to receive
0.6 of a share of common stock, par value $6.50 per share, of AEP.

      Consummation of the Merger is subject to certain conditions, including receipt of approval of the Merger and the transactions contemplated thereby by the stockholders of AEP and CSW and the receipt of the required regulatory approvals.

      A copy of the press release, dated December 22, 1997, issued jointly by AEP and CSW, relating to the above-described transaction is attached as Exhibit 99 hereto.


Item 7.  Financial Statements and Exhibits.
            (a)   Not Applicable.
            (b)   Not Applicable.
            (c)   Exhibits.

      The following exhibits are filed herewith in accordance with
Item 601 of Regulation S-K:

      Exhibit No.                        Description


            99                Press Release of AEP and CSW, dated
                              December 22, 1997, announcing the Merger and the transactions contemplated thereby.



                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                  AMERICAN ELECTRIC POWER COMPANY, INC.
                  Registrant

                  AEP GENERATING COMPANY
                  Registrant

                  APPALACHIAN POWER COMPANY
                  Registrant

                  COLUMBUS SOUTHERN POWER COMPANY
                  Registrant

                  INDIANA MICHIGAN POWER COMPANY
                  Registrant

                  KENTUCKY POWER COMPANY
                  Registrant

                  OHIO POWER COMPANY
                  Registrant



                  By:  /s/ Gerald P. Maloney
                        Gerald P. Maloney
                        Vice President of each Registrant

December 24, 1997



                                 EXHIBIT INDEX


      Exhibit No.                        Description


            99                Press Release of AEP and CSW dated
                              December 22, 1997, announcing the Merger and the transactions contemplated thereby.



                                                                   Exhibit 99


           American Electric Power and Central and South West Agree
                         to $28.1 Billion Combination

           Creates Nation's Preeminent Diversified Electric Utility
                        With Low-Cost Generation Assets


      COLUMBUS, Ohio, and DALLAS, Texas (December 22, 1997) -- American Electric Power Company, Inc. (NYSE: AEP) ("AEP") and Central and South West Corporation (NYSE: CSR) ("CSW") today announced that their boards of directors have approved a definitive merger agreement for a tax-free, stock-for-stock transaction creating a company with a total market capitalization of approximately $28.1 billion ($16.5 billion in equity; $11.6 billion in debt and preferred stock). The combination is expected to be accounted for as a pooling of interests.

      This combination creates the nation's preeminent diversified electric utility serving more than 4.6 million customers in 11 states and approximately 4 million customers outside the United States. Both companies have low-cost generation and offer their customers in every state prices below the national average. Over the last two years, both AEP and CSW have ranked among the top five electric utilities in customer satisfaction in the American Customer Satisfaction Index (TM). (Survey conducted by University of Michigan Business School and American Society of Quality Control.)

      Under the agreement, each common share of CSW will be converted into 0.6 shares of AEP. Based upon AEP's closing price of $52.00 on Friday, December 19, 1997, this represents a premium of 20% over the CSW closing price of $26.00. AEP will issue approximately $6.6 billion in stock to CSW stockholders to complete the transaction. CSW stockholders will own approximately 40% of the combined company. Both companies anticipate continuing their current dividend policies until the close of the transaction.

      Under the merger agreement, there will be no changes required with respect to the public debt issues or the outstanding preferred stock of CSW or its subsidiaries.

      Dr. E. Linn Draper, Jr., chairman, president and chief executive officer of AEP, said, "We believe that together we will be a successful competitor -- nationally and internationally -- in the 21st century. This merger creates a company that is diverse in its fuels, its generation and its workplace -- a link between the Midwest and the Southwest, reaching from Canada to Mexico. We are two companies that have historically been efficient and financially strong. Together, we will participate in three major power pools (ERCOT, SPP, and ECAR) across the country.

      "No two companies are more closely aligned in their visions and philosophies than AEP and CSW," Draper continued. "We are both pro-competition and are eager for the day when customers have a choice of energy companies. We believe this agreement creates the kind of company regulators, legislators and government officials want operating in their states -- a company able to produce and deliver low-cost power, a company ready to compete for the benefit of its customers and a high-quality, well-capitalized company positioned to handle the future. The agreement we announce today will create value for customers, employees and shareholders."

      E. R. Brooks, chairman and chief executive officer of CSW, said "With this merger, CSW and AEP will be doing much more than simply combining two excellent companies to create a larger one. We are creating a new standard for excellence in the emerging global energy and related services market.

      "CSW and AEP are the right fit. We both excel at customer service. We both are among the lowest-cost electricity generators in the United States. We both place a premium on innovation. And, most importantly, we both are committed to leading our industry into a competitive future" said Brooks. "This strategic combination will create new value for shareholders. It will deliver exceptional service and products to customers and it will be a magnet for talented employees."

      Brooks continued, "AEP has positioned itself to become 'America's Energy Partner'(SM) at a time when customer choices on energy supply are rapidly expanding. This past summer, drawing aim at the same future of customer choice, CSW embraced the slogan 'Advanced thinking. Enhanced living.' as our standard for customer service. Separately, I am confident we would reach these objectives. Together, we'll do it smarter, we'll do it better, and we'll get where we intend to go faster."

      The companies anticipate savings related to the merger of approximately $2 billion over a 10-year period from the elimination of duplication in corporate and administrative programs, greater efficiencies in operations and business processes, increased purchasing efficiencies, and the combination of the two workforces. At the same time, the companies will continue their commitment to high quality, reliable service. Position reductions because of the merger are expected to be approximately 1,300 out of a total domestic workforce of approximately 25,000. The combined company will use a combination of growth, reduced hiring and attrition to minimize the need for employee separations. Organizational and staffing recommendations will be made by transition teams of employees from both companies.

      The companies anticipate that the merger will not affect base rates. The electric systems of AEP and CSW will operate on an integrated and coordinated basis as required by the Public Utility Holding Company Act of 1935. Any fuel savings resulting from the coordinated operation of the combined company will be passed on to customers.

      Draper, currently chairman, president and chief executive officer of AEP, will remain chairman, president and chief executive officer of the combined company. Brooks, currently chairman and chief executive officer of CSW, will become a board member of the combined company. Thomas V. Shockley III, CSW president and chief operating officer, will continue as a key senior officer of the combined company in the Southwest region. The board of the combined company will be made up of 15 members, 10 from AEP, plus Brooks and four others from CSW. The name of the combined company will be American Electric Power Company, Inc. and will be headquartered in Columbus, Ohio, with significant operations in all 11 states.

      The merger is conditioned, among other things, upon the approvals of each company's shareholders and state and federal regulatory agencies. The companies anticipate that regulatory procedures can be completed in 12 to 18 months.

      AEP and CSW have ownership interests in two regional electric companies in the United Kingdom. AEP owns 50% of Yorkshire
Electricity Group plc through a joint venture with New Century
Energies, Inc. CSW owns SEEBOARD plc. AEP and CSW will keep the United Kingdom regulators and officials fully advised of the transaction.

      Salomon Smith Barney acted as financial advisor and provided a fairness opinion to AEP. Morgan Stanley & Co. Incorporated acted as financial advisor and provided a fairness opinion to CSW.

      Central and South West Corporation is a global, diversified public utility holding company based in Dallas. CSW owns four electric operating subsidiaries serving 1.7 million customers in Texas, Oklahoma, Louisiana and Arkansas, a regional electricity company in the United Kingdom, other international energy operations and non-utility subsidiaries involved in energy-related investments, telecommunications, energy efficiency and financial transactions.

      American Electric Power Company, Inc., a global energy company, is one of the United States' largest investor-owned utilities, providing energy to 2.9 million customers in Ohio, Indiana, Michigan, West Virginia, Virginia, Tennessee and Kentucky. AEP has holdings in the United States, the United Kingdom and China. Wholly-owned subsidiaries provide power engineering, consulting and management services around the world. The company is based in Columbus, Ohio.

      The press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect numerous assumptions, and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are: electric load and customer growth; abnormal weather conditions; available sources and cost of fuel and generating capacity; the speed and degree to which competition enters the power generation, wholesale and retail sectors of the electric utility industry; state and federal regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; the ability of the combined company to successfully reduce its cost structure; the degree to which the combined company develops non-regulated business ventures; the economic climate and growth in the service territories of the two companies; economies generated by the merger; inflationary trends and interest rates and the other risks detailed from time to time in the two companies' SEC reports.